UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Village Road, Lahaina, Maui, Hawaii 96761

(Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 30, 2014, Maui Land & Pineapple Company, Inc. (the “Company”) entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase and Sale Agreement”) with the State of Hawaii with respect to the sale of an unimproved 244 acre parcel of the Company’s land located on Maui, Hawaii, commonly referred to as Lipoa Point.

The Purchase and Sale Agreement provides for a purchase price of $19.8 million with the proceeds designated for the benefit of the Company’s pension plans.  The sale is conditioned on the Pension Benefit Guaranty Corporation providing a release of its mortgage on the property.  The Purchase and Sale Agreement has a closing date on or before October 9, 2014.

The foregoing does not purport to be a complete description of the terms of the Purchase and Sale Agreement and such description is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                               Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Purchase and Sale Agreement and Joint Escrow Instructions entered into on September 30, 2014, by and among Maui Land & Pineapple Company, Inc. and the State of Hawaii

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date:	October 1, 2014	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase and Sale Agreement and Joint Escrow Instructions entered into on September 30, 2014, by and among Maui Land & Pineapple Company, Inc. and the State of Hawaii